UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

FORM 8-K

_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

OFG BANCORP

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center, 15th Floor
254 Muñoz Rivera Avenue
San Juan, Puerto Rico		00918

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

___________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of OFG Bancorp continues to broaden and strengthen its membership by selecting experienced individuals from different backgrounds. On April 24, 2019, the Board elected Sue Harnett and Christa Steele, expanding the board to nine from seven members. Ms. Harnett and Ms. Steele were not named to any OFG Bancorp Board committees, but it is expected they will be. Ms. Harnett’s term begins July 23, 2019. Ms. Steele’s term begins October 26, 2019.

Sue Harnett

Sue Harnett has significant experience leading domestic and international financial service organizations through periods of major transformation often involving the reengineering of operations, technology, data, products, services, and marketing, as well as M&A and integration.

Since 2015, she has been a senior advisor to digital startups and mentor at the FinTech Innovation Lab, sponsored by Partnership Fund for New York City and Accenture. From 2012-2015, she was COO of North America for QBE Insurance Group Limited, one of the top insurers and reinsurers worldwide, based in Sydney, Australia. From 2001-2012, she held four key positions at Citigroup: President of Local Consumer Lending (2011-2012), Head of Global Business Performance (2008-2011), CEO of Citibank Germany (2004-2007), and Head of Retail Banking/Deputy CEO of Citibank EMEA (2001-2004). She served on the Board of Directors of First Niagara Financial Group, a $40 billion in assets publicly traded bank, from 2015 until its acquisition by KeyCorp in 2016. She has also served on the Board of QBE Insurance, CitiFinancial, and Visa Canada. She was Chair of Citi’s Management Board in Germany and of the Global Perspectives Advisory Group of Marquette University College of Business. She holds a Bachelor's degree from Marquette University, an Executive Master of Business Administration degree from Northwestern University's Kellogg Graduate School of Management, and a Board Leadership Fellow from the National Association of Corporate Directors.

Christa Steele

Christa Steele has more than 20 years of commercial and consumer banking experience executing strategic initiatives, streamlining operations, implementing technology, and growing new markets, in addition to M&A.

Since 2015, she has been an advisor to domestic and international public and private company boards and senior leadership. In 2017, she became a board member of FIG Partners of Atlanta, a corporate finance and research firm specializing in community banks, recently acquired by Janney Montgomery Scott. From 2013-2015, she served as President, CEO and Director of $3.4 billion in assets publicly traded Mechanics Bank of Walnut Creek, CA. Prior, she held commercial and retail positions with increasing responsibility and leadership at Farmers & Merchants Bank, Westamerica and Bank of America in California. She speaks at industry events on digital disruption, artificial intelligence, big data, and predictive analytics, and has worked on banking legislation in Congress and with regulators. She currently serves on the Board of Directors for Recology, CA; Sasser Family Holdings, IL; National Association of Corporate Directors Northern California Chapter, CA; and Pacific Coast Banking School, WA. She received a Bachelor’s degree from California State University, Sacramento; a Masters of Business Administration from University of Southern California; and a Board Leadership Fellow from the National Association of Corporate Directors.

     There is no arrangement or understanding between the newly elected directors and any other persons pursuant to which they were elected to the Board of Directors, and their compensation will be established pursuant to the director compensation program described in OFG Bancorp’s proxy statement. There has been no transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) since the beginning of OFG Bancorp’s last fiscal year, or any currently proposed transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), in which OFG Bancorp (or any of its subsidiaries) was or is to be a participant and the amount involved exceeds $120,000, and in which the newly elected directors or any member of their immediate families had or will have a direct or indirect material interest.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                          OFG BANCORP

Date: April 29, 2019                                               By:            /s/ Carlos O. Souffront

                                                                                                       Carlos O. Souffront

                                                                                                       General Counsel and

                                                                                            Secretary of the Board of Directors